                                                                Exhibit 10.4(i)

                              EMPLOYMENT AGREEMENT

         This Agreement is made as of this 17th day of April, 2000, by and between Navigation Technologies Corporation, a Delaware corporation ("NavTech"), and Judson Green, an individual residing in Orlando, Florida ("Green" or "Executive").

1.       Services of Green

         a. Green will serve as NavTech's Chief Executive Officer and President and, as directed by the Board of Directors of NavTech (the "Board"), shall perform the services that are consistent with such titles and duties.

         b. Except as provided in Section 6.a., this Agreement, and Green's employment hereunder, shall terminate on the earliest to occur of (i) the expiration of four (4) years from the date of this Agreement, (ii) Green's death or Disability (as defined below), and (iii) the termination of this Agreement by NavTech or Green as evidenced by a written notice to that effect.

         c. Green agrees that:

            (i) During the term of this Agreement and for a period of one
(1) year after the termination of this Agreement for any reason, Green will not, acting alone or in conjunction with others, directly or indirectly, without the consent in writing of the Board:

                (A) Engage (either as an owner, partner, stockholder, employer, employee, consultant or otherwise) in any business or activity related to creating, managing, adapting, applying, distributing, selling or licensing navigable street map databases and related database creation, updating, accessing, routing, compiling or other application software, or any logical extensions thereof, or any other business conducted during the term of this Agreement by NavTech or any of its subsidiaries (the "NavTech Businesses"); it being agreed, without limiting any of the foregoing, that Green will not directly or indirectly provide software services to any competitor of NavTech in the NavTech Businesses.

                (B) Induce any customers of NavTech or any of its subsidiaries to curtail or cancel their business with NavTech or any of its subsidiaries, or induce any person or entity to do business with any competitor of NavTech engaged in any of the NavTech Businesses.

                (C) Solicit or canvass business in connection with the selling or 1icensing of navigable street map databases or related software from any person or entity who was a customer of NavTech or any of its subsidiaries during the period in which Green's services are or were provided to NavTech or any of its subsidiaries; or

                (D) Induce, or attempt to influence, any employee of NavTech or any of its subsidiaries to terminate his or her employment.

The provisions of each of clauses (A), (B), (C), and (D) above are separate and distinct commitments independent of each of the other clauses. It is agreed that the ownership of equity securities of NavTech or not more than five percent (5%) of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, in itself, be deemed inconsistent with subparagraphs 1.c.(i)(A).

If, at the time of enforcement of any of the provisions of this Section 1.c.(i), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The parties agree that the covenants made in this Section 1.c.(i) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

            (ii) Except in the course of providing services hereunder, Green shall not, at any time, during the term of this Agreement or thereafter, for any reason whatsoever, disclose, use, transfer or sell any confidential or proprietary information of NavTech and its subsidiaries if such information has not otherwise lawfully been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

            (iii) Green agrees to cooperate with NavTech by being available to testify on behalf of NavTech or any subsidiary or affiliate of NavTech in any proceeding, whether civil, criminal, administrative or investigative, and to assist NavTech, or any subsidiary or affiliate of NavTech, in any such action, suit or proceeding, by providing information, and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel of NavTech or any subsidiary or affiliate of NavTech, at reasonably convenient times and places, as requested by such Board, representatives or counsel. NavTech agrees to reimburse Green for all expenses (including the reasonable fees and expenses of his counsel) and time reasonably incurred in connection with his provision of such testimony or assistance after the termination of Green's services under this Agreement.

2.       Compensation

         a. Compensation for Green's services shall consist of (i) the Base Annual Compensation, (ii) the Senior Executive Bonus Plan, and (iii) such customary health and welfare benefits as NavTech may provide to its executive employees. NavTech shall reimburse Green for reasonable expenses incurred in performing his duties to NavTech hereunder, subject to policies established by the Board from time to time.

         b. The Base Annual Compensation for Green's services shall be at the annual rate of not less than $600,000, commencing on May 8, 2000. The Base Annual Compensation shall be paid to Green by NavTech in twenty-six (26) equal bi-weekly installments each year. The Board shall review the Base Annual Compensation on an annual basis. The Board shall have the right, but not the obligation, to increase Green's Base Annual Compensation from time to time, as it sees fit.

         c. Green will also be eligible to participate in NavTech's Senior Executive Bonus Plan during the term of this Agreement. Green's target bonus each year will be 100 percent of his Base Annual Compensation. One half of Green's target bonus will be subject to Green's achievement of applicable milestones and objectives. Such milestones and objectives shall be established annually by the Board and shall refer to financial and other data determinable as of the end of each fiscal year of NavTech. The other half of Green's target bonus will be subject to Green's achievement of personal objectives established by the Board on an annual basis. For each year, Green's bonus, if any, will be paid to Green in a lump sum on or before March 31 of the following year. A determination as to whether the aforementioned milestones and objectives have been met shall be made by the Board within ninety (90) days after the end of each such fiscal year, and Green's bonus, if any, shall be deemed earned as of the end of the fiscal year for which the objectives and milestones were set. For the year 2000, Green's bonus will not be linked to any milestones or objectives but will be 67 percent of his Base Annual Compensation and will be paid to Green in a lump sum on or before March 31, 2001.

         d. NavTech will grant to Green a stock option on and pursuant to the terms of the Option Agreement attached hereto as Exhibit A.

         e. If NavTech terminates Green's employment for Cause (as defined below), or Green's employment terminates due to his death or Disability (as defined below), or Green terminates his employment with NavTech other than as a result of a NavTech Breach (as defined below), NavTech shall not be required to pay any compensation for such termination, and Green shall not thereafter continue to participate in any benefit plans of NavTech or its subsidiaries, except to the extent required by law, provided that Green shall be entitled to receive any bonus earned but unpaid as of the date of such termination, such bonus to be received when such bonus would have been paid to Green had Green's employment not been so terminated, and any death or disability benefit to which Green may be entitled under the terms of the Company's benefit plans.

         f. In the event that Green's employment is terminated by NavTech without Cause or by Green as a result of a NavTech Breach, or in the event that Green terminates his employment within 60 days of a Change of Control (as defined below), NavTech will provide Green with the following:

            (i) If such termination or Change of Control occurs within the first two years of Green's employment, severance pay equal to one (1) year of Base Annual Compensation and any earned and unpaid bonus as of the date of such termination. If such termination or change of Control occurs during the third or fourth year of Green's employment, severance pay equal to two (2) years of Base Annual Compensation and target bonuses. If such termination or Change of Control occurs after the fourth year of Green's employment, severance pay equal to (3) years of Base Annual Compensation and target bonuses.

            (ii) Continuation of Green's participation in NavTech's health and welfare benefit plans for a period of one (1) year after the date of termination, to the extent the terms of such plans so permit.

            (iii) In the event that any payment made hereunder or pursuant to the Stock Option Agreement attached hereto as Exhibit A (including the vesting or exercise by Executive of any stock options or any restricted stock) shall result in an excise tax being imposed on Green under Section 4999 of the Internal Revenue Code, the Company hereby agrees to make an additional payment to Green to put Green in the same net after-tax position that Green would have been in had no such excise tax and any interest and penalties been incurred, including any payment made pursuant to the following sentence. In calculating the amount of such payment, the fact that such payment itself may also be subject to such excise tax and shall also be subject to federal and state income tax shall be taken into account.

In the event of such a termination, the foregoing shall be Green's sole and exclusive remedy and Green shall not be entitled to any other or further payments, compensation or benefits from NavTech, except as provided in the Stock Option Agreement attached hereto as Exhibit A.

         g. For purposes of this Agreement, "Cause" shall mean (i) the material breach by Green of any of his obligations under this Agreement (other than as a result of Green's death or permanent disability and, with respect to a material breach by Green of any of his obligations under Section 1.a. of this Agreement, except where Green reasonably and in good faith believes the performance of such obligations to be not in the best interests of NavTech and its subsidiaries or the stockholders of NavTech) which is not remedied within 15 days after delivery of written notice from NavTech to Green specifying such breach, (ii) Green's commission of a criminal offense which is a felony, (iii) Green's commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to NavTech or any of its operating subsidiaries or any of their business relations, or (iv) the substantial and repeated failure of Green to perform duties as reasonably directed by the Board consistent with this Agreement (except where Green reasonably and in good faith believes the performance of such duties to be not in the best interests of NavTech and its subsidiaries or the stockholders of NavTech). A "NavTech Breach" shall mean a continued material failure of NavTech to comply with the terms of this Agreement, and such failure continues for a period of more than 15 days following notice of such failure by Green to the Board. Any such notice shall specifically state the grounds which Green alleges constitutes a NavTech Breach. "Disability" shall mean Green's incapacity due to physical or mental illness as certified in writing by a physician selected by Green and reasonably acceptable to NavTech (it being understood that (i) such physician shall be deemed to be reasonably acceptable to NavTech if, within a period of fifteen (15) days after Green notifies NavTech of the name of such physician, NavTech does not object to the use of such physician, and (ii) if Green fails to select a physician within fifteen (15) days after a written request from NavTech to do so, NavTech shall have the right to select the physician to examine Green).

         h. For purposes of this Agreement, "Change of Control" means the sale to an independent third party or group of independent third parties of (i) more than 50 percent (50%) of the issued and outstanding equity securities of NavTech and the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation, sale or transfer of NavTech's equity securities); or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

         i. NavTech shall indemnify Green with respect to his performance of services hereunder to the full extent allowed under the General Corporation Law of the State of Delaware.

         j. During the term of this Agreement, NavTech shall provide Green with the following additional benefits:

            (i) NavTech will reimburse Green for first-class business-related travel anywhere within the United States, and for business-class business-related travel to destinations outside of the United States.

            (ii) NavTech will pay Green a monthly allowance in the amount of $3,000 for expenses related to an automobile, personal financial advice and the membership fees and dues of a downtown Chicago luncheon/dinner club designed primarily to serve meals in a business environment. Green shall otherwise bear all expenses and liabilities relating to these items and activities.

         k. During the term of this Agreement, Green will have the following additional stock purchase rights:

            (i) Upon execution of this Agreement by both Navtech and Green, and for 90 days thereafter, Green shall have the right to purchase up to $5 million ($5,000,000) in NavTech common stock at a price of $0.85 per share.

            (ii) Upon the first occasion in which a third party or group of third parties makes an investment for capital raising purposes in equity securities of NavTech in an amount equal to or exceeding $25 million ($25,000,000), Green shall have the right to purchase up to $5 million ($5,000,000) in such equity securities at a price equal to the price paid for such securities by such third party or group of third parties.

            (iii) In the event NavTech completes an initial sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of NavTech common stock having an aggregate offering value of at least $25 million ("IPO"), Green shall have the right to purchase up to $5 million ($5,000,000) in shares of such stock at the IPO price to the public.

         l. Except for issuances of capital stock as a split of, or dividend on, the Company's outstanding capital stock, if NavTech during the term of this Agreement (a) has more than 500,000,000 issued and outstanding shares of common stock on a fully diluted basis, and (b) authorizes the issuance or sale of additional shares of its common stock, NavTech shall grant to Green an option to purchase 3.5% of such shares at the most favorable price and on the most favorable terms as such stock are to be or were offered. However, NavTech's obligation to grant any such option shall terminate on the first to occur of (i) the consummation of an initial public offering, or (ii) a Change of Control as defined herein.

         m. All amounts payable to Green hereunder shall be subject to all required withholding by NavTech.

3.       Proprietary Information and Inventions

         a. Subject to the exceptions identified in Section 3.c., the items specified below in this Section 3.a. are hereinafter collectively called "Proprietary Subject Matter," and Green's interest in them will be the exclusive property of NavTech, its successors, assignees, or nominees:

            (i) Any and all inventions, improvements and ideas (whether or not patentable or copyrightable) which Green has made or conceived, or which he may make or conceive, either solely or jointly with others, at any time during the term of this Agreement, which relate to the NavTech Businesses (as defined above) or contemplated businesses of which Green is aware, or logical extensions thereof (and not to business management or leadership generally).

            (ii) Any suggestion, proposal, writing, drawing and the like of any sort whatsoever, including any interest in any copyright, which Green creates or assists in creating during his engagement with or provision of services to NavTech, which is related to the NavTech Businesses (as defined above) or contemplated businesses of which Green is aware, or logical extensions thereof (and not to business management or leadership generally).

Green shall fully and promptly disclose to NavTech all Proprietary Subject Matter made or conceived during the term of Green's employment with NavTech. Green shall not knowingly or intentionally assign or otherwise relinquish any rights in such Proprietary Subject Matter to any third party without the prior written consent of the Board.

         b. At the request and expense of NavTech, but without further compensation to Green beyond the provisions of this Agreement, Green shall promptly consent to such acts and execute, acknowledge and deliver all such papers, including without limitation patent and copyright applications, as may be necessary or desirable in the sole discretion of NavTech, to obtain, to protect, to maintain, or to vest in NavTech the entire right, title and interest in and to Proprietary Subject Matter, and in and to any patent applications, patents, copyright applications, copyrights, investors' certificates or other proprietary rights of any kind relating thereto, in all countries of the world, including rendering such assistance as NavTech may request in any future contemplated or pending litigation, Patent Office proceeding or other proceeding.

         c. (i) The Board may from time to time except from the provisions of Sections 3.a. and 3.b. hereof Green's rights in Proprietary Subject Matter upon a determination by the Board that such would not adversely affect, or materially contribute to an adverse effect on, the results of operations or the financial condition or prospects of NavTech or any of its subsidiaries. Any such determination of the Board shall be by majority vote not including Green or directors who have been designated by or who are affiliated with Green.

            (ii) The exception set forth in Section 3.c.(i) notwithstanding, Green will not assert against NavTech any claim for infringement or misappropriation of any excepted Proprietary Subject Matter.

         d. Green will not knowingly or negligently disclose, or cause others to disclose to NavTech or any of its subsidiaries, or induce NavTech or any of its subsidiaries to use, any information or material which is the property of other individuals or companies and which there is any reason to believe is of a proprietary or confidential nature, except with the consent of the owners of such information or material.

         e. Since the services that Green will render to NavTech will include, and Green shall have access to, NavTech's knowledge and information of a private or confidential or secret nature, Green shall not during or after the term of this Agreement, except as reasonably required in the normal course of NavTech's business or as authorized in writing by the Board, publish, disclose or make use of, or authorize anyone else to publish, disclose or otherwise make use of, any such knowledge or information, whether of a technical or of a non-technical nature, which in any way relates to the design, construction, manufacture or sale of NavTech's services or products.

         f. All documents, written information and other terms, including but not limited to notes, sketches, manuals, blueprints, notebooks, products, tools, fixtures, records and information relating to the services or products of NavTech or its subsidiaries, made or obtained by Green through Green's provision of services to, or employment by, NavTech, will be the exclusive property of NavTech and shall be delivered by Green to NavTech upon termination of this Agreement (whether such termination is caused by an act of NavTech or by Green or by any other act), or any other time as requested by NavTech. Subject to the confidentiality provisions of Section 3.e. hereof, Green may retain copies of such papers as necessary for the sole purpose of protecting his legal interests.

4.       Authorization; Board of Directors

         NavTech represents and warrants to Green that the execution, delivery and performance by NavTech of this Agreement and the Option Agreement attached hereto as Exhibit A (the "Option Agreement"): (i) have been duly authorized by all necessary corporate action of NavTech; (ii) do not violate or conflict with any provision of NavTech's Certificate of Incorporation or bylaws as currently in effect, copies of which are attached as Exhibits B and C hereto, respectively; and (iii) do not and will not constitute or result in a breach of any of the terms, provisions, conditions of, or constitute a default under or an event which, with notice or lapse of time or both, would constitute a default under any agreement, contract or other instrument to which NavTech is a party or by which it is bound.

         NavTech confirms to Green that by action of its Board of Directors taken on April 7, 2000, Green was elected to the Board of Directors of NavTech, effective upon the commencement of Green's employment pursuant to this Agreement on May 1, 2000. Green shall serve as a member of NavTech's Board of Directors during the employment period and the failure of Green to be elected and continue as a Director (other than as a result of his voluntary resignation) during such period shall constitute a "NavTech Breach" under this Agreement. Upon termination or expiration of Green's employment for any reason, Green shall promptly resign as a Director of NavTech and its subsidiaries, as the case may be.

5.       Governing Law; Arbitration; Injunctive and Other Relief

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely in

Delaware. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions which may arise in connection with this Agreement and are not required by this Section 5 to be arbitrated. Except as provided in this Section 5, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         Within fifteen (15) days after the commencement of arbitration, NavTech and Green shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

         Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief. Remedies provided herein are not exclusive, except as provided in
Section 2.f.

         The arbitrators shall have the authority to award such remedies or relief that a court of the State of Delaware could order or grant in an action governed by Delaware law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Chicago, Illinois.

         Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

6.       Miscellaneous

         a. Survival. Notwithstanding anything in this Agreement to the contrary, Sections 1.c., 2(e), 2(f), 2(i), 3, 5 and 6 shall survive any termination of this Agreement.

         b. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. However, nothing in this provision 6.b. shall be construed to limit in any way Green's rights hereunder in the event of a Change of Control as defined in Section 2.h. herein.

         c. Entire Agreement; Effective Date; Amendment. This Agreement and the Exhibits hereto together constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof. None of this Agreement and the Exhibits hereto or any term hereof or thereof may be amended, waived, discharged or terminated, except by a written instrument signed by both of the parties hereto. This Agreement shall become effective on May 1, 2000.

         d. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

If to NavTech, at:

Navigation Technologies Corporation
Attn:    General Counsel
10400 W. Higgins Road, Suite 400
Rosemont, Illinois 60018
Fax:     (847) 699-8057


If to Green, at:

Judson Green
9200 Point Cypress Drive
Orlando, Florida 32836

with a copy to:

G. Thomas Ball
Baker & Hostetler LLP
2000 South Orange Avenue
Orlando, Florida 32801

or at such other addresses as any party shall have furnished to the others in writing. All such notices and other written communications shall be effective
(i) if mailed, seven (7) days after mailing (if mailed from outside the United States, such mailing must be by airmail and said seven (7) days shall be fourteen (14) days); (ii) if delivered, upon delivery; or (iii) if faxed, one
(1) business day after transmission and acknowledgment of receipt by telephone or fax.

         f. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         g. Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Green and NavTech acknowledge that the restrictive covenants herein have been negotiated in good faith and they believe that such restrictive covenants are reasonable and are not more restrictive or broader than are necessary to protect the interests of the parties hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges and agrees that the NavTech Businesses are highly competitive, that NavTech would not enter into this Agreement but for the covenants contained in Section 1.c., and that such covenants are essential to protect the value of the NavTech Businesses. Green and NavTech acknowledge and confirm that competition by Green would likely cause irreparable injury to NavTech and its subsidiaries. If, however, it shall be determined at any time by any arbitrator or court of competent jurisdiction that this Agreement, as written, is unenforceable because the restrictions set forth herein are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such arbitrator or court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

         h. Titles and Subtitles. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         i. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each party may execute a separate counterpart which, taken together, shall constitute as fully binding an agreement as if both executed the same counterpart.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                              JUDSON GREEN


                              /s/ Judson Green
                              --------------------------


                              NAVIGATION TECHNOLOGIES
                              CORPORATION


                              By:  /s/ Richard de Lange
                              --------------------------

                              Title:  Chairman
                              --------------------------

                                    EXHIBIT A

                       NAVIGATION TECHNOLOGIES CORPORATION

                             STOCK OPTION AGREEMENT


I.       NOTICE OF STOCK OPTION GRANT

         Judson Green
         9200 Point Cypress Drive
         Orlando, Florida  32836


                  You have been granted an option ("Option") to purchase Common Stock of the Company, subject to the terms and conditions of this Stock Option Agreement ("Option Agreement" or "Agreement"), as follows:

                  Vesting Commencement Date          May 1, 2000

                  Exercise Price per Share           $0.85

                  Total Number of Shares Granted     35,000,000

                  Total Exercise Price               $29,750,000

                  Term/Expiration Date:              May 1, 2010

Vesting Schedule:

                  This Option may be exercised, in whole or in part, in accordance with the following schedule:

                  1/4 of the Shares subject to the Option shall vest on the Vesting Commencement Date set forth above. Thereafter, 1/4 of the Shares subject to the Option shall vest on each of the first, second and third anniversaries of the Vesting Commencement Date, subject to your Continuous Status as an Employee on such Dates.

Acceleration Of Vesting Upon Termination Without Cause Or For A NavTech Breach

                  If you are terminated for reasons other than discharge for Cause (as defined in your Employment Agreement with NavTech dated as of April 17, 2000 ("Employment Agreement")) or if you terminate your employment as a result of a NavTech Breach (as defined in your Employment Agreement), that portion of your Option which has not yet vested as of the date of such termination will immediately vest and become exercisable as of the date of such termination.

Acceleration Of Vesting Upon A Change Of Control Of The Company

                  In the event of a Change of Control of the Company (as defined in your Employment Agreement), subject to your Continuous Status as an Employee until such Change of Control, that portion of your Option which has not yet vested as of the date of such event will immediately vest and become exercisable simultaneously with the consummation of the Change of Control, and any portion of your Option which has not been exercised prior to or in connection with the Change of Control will be forfeited unless exercised within 90 days of the consummation of the Change of Control, unless otherwise extended by the Board.

Acceleration Of Vesting Upon An Initial Public Offering

                  Further, in the event NavTech completes an initial sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Company's common stock having an aggregate offering value of at least $25 million ("IPO"), subject to your Continuous Status as an Employee until such IPO, that portion of your Option which has not yet vested as of the date of such IPO will immediately vest simultaneously with the completion of the IPO. However, that portion of your Option which immediately vests upon the completion of such IPO will not become exercisable until such portion would have been exercisable had such IPO not occurred.

Termination Period:

                  Except as otherwise provided herein, this Option, to the extent vested, may be exercised for three (3) months after termination of your employment or consulting relationship. In the event that you have voluntarily terminated your employment, this Option shall be exercisable for sixty (60) days after termination of your Continuous Status as an Employee. In the event of your death, this Option may be exercised for a period of eighteen (18) months after your death, or in the event you have a Disability, this Option may be exercised for a period of twelve (12) months after your disability. In no event may this Option be exercised later than the Term/Expiration Date as provided above.

                  If, during the term of your Employment Agreement, you voluntarily terminate your employment for reasons other than a NavTech Breach or Change of Control (as both terms are defined in your Employment Agreement) on a date other than an anniversary of your Vesting Commencement Date, then for each month remaining before the next anniversary of your Vesting Commencement Date:
(i) 1/48 of the Shares subject to the vested but unexercised portion of your Option shall revert to the Company; or (ii) if no such shares are available, the Company may rescind the exercised portion of your Option as to 1/48 of the Shares issued to you upon returning to you (a) the exercise price for such Shares plus the value of any tax deduction available to NavTech with respect to such Shares or, (b) if you have sold any such Shares, recover from you the net proceeds from the sale of such Shares less (i) such exercise price and plus (ii) the value of any tax deduction available to NavTech with respect to such Shares and interest on such difference at an annual rate of the then prime rate on commercial loans plus one percent (1%) from the date of the sale of such Shares to the date such difference is paid by you to the Company.

II.      DEFINITIONS

                  As used herein, the following definitions shall apply:

                  (a) "Applicable Laws" means the legal requirements relating to the administration of stock option plans and the issuance of Shares thereunder pursuant to U. S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Common Stock" means the Common Stock of the Company.

                  (e) "Company" means Navigation Technologies Corporation, a Delaware corporation.

                  (f) "Continuous Status as an Employee" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

                  (g) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (h) "Employee" means being employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                      (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                      (c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

                  (j) "Notice of Grant" means the written notice above evidencing certain terms and conditions of the Option granted herein. The Notice of Grant is part of this Option Agreement.

                  (k) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (l) "Share" means a share of Common Stock.

                  (m) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

III.     AGREEMENT

                  1. Grant of Option. NavTech hereby grants to Green ("Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant in Part I above, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement. This Option is not intended to qualify as an Incentive Stock Option under section 422 of the Code.

                  2. Exercise of Option.

                      (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment, the exercisability of the Option is governed by the applicable provisions of the Notice of Grant and this Option Agreement.

                      (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

                  3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                     (a) cash; or

                     (b) check; or

                     (c) delivery of a properly executed notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                     (d) surrender of other Shares which have been owned by the Optionee for more than six (6) months on the date of surrender, and have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

                  4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or by transfer to Optionees spouse and descendants (whether natural or adopted) and any entity in which you, your spouse and/or descendants collectively own a 100% direct or indirect beneficial interest ("Permitted Transferees"), provided that such Permitted Transferees have agreed in writing to be bound by the provisions of this Agreement, and may be exercised during the lifetime of Optionee only by the Optionee or Permitted Transferees. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of both the Optionee and the Permitted Transferees.

                  5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

                  6. Lock-Up Period. Optionee hereby agrees that in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Optionee shall not sell or otherwise transfer any of the Shares during the 180-day period (or such longer or shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

                  7. Optionee's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

                  8. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law. Optionee represents that when he exercises his Option, he will be purchasing Option Shares for his own account and not on behalf of others. Optionee understands and acknowledges that federal and state securities laws govern and restrict his right to offer, sell or otherwise dispose of Shares issued upon exercise of this Option unless unless such offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Optionee agrees that he will not offer, sell or otherwise dispose of any Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law, or (iii) violate any agreement between yourself and the Company, including this letter. Optionee further understands that the certificates for any Shares purchased will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

                  9. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Shares issued pursuant to this Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

                  10. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board will, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of Shares covered by your Option and the Exercise Price specified herein as may be reasonably determined by the Board to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to this Option.

                  11. Entire Agreement; Governing Law. The Notice of Grant and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by Delaware law, except for that body of law pertaining to conflict of laws. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions which may arise in connection with this Agreement and are not required by Section 12 below to be arbitrated.

                  12. Arbitration. Except as provided in this Section 12, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  Within fifteen (15) days after the commencement of arbitration, NavTech and Green shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

                  Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief.

                  The arbitrators shall have the authority to award such remedies or relief that a court of the State of Delaware could order or grant in an action governed by Delaware law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Chicago, Illinois.

                  Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

                  13. NO GUARANTEE OF EMPLOYMENT. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

OPTIONEE HAS READ AND UNDERSTANDS SECTION 12, WHICH DISCUSSES ARBITRATION. OPTIONEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, OPTIONEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF OPTIONEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS RELATIONSHIP.

 By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                   NAVIGATION TECHNOLOGIES
                                            CORPORATION


----------------------------------          ---------------------------------
Signature                                   By


----------------------------------          ---------------------------------
Print Name                                  Title

----------------------------------

----------------------------------
Residence Address

                                CONSENT OF SPOUSE

                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Option Agreement.


------------------------------
Spouse of Optionee

                                    EXHIBIT A

                       NAVIGATION TECHNOLOGIES CORPORATION

                                 EXERCISE NOTICE



Navigation Technologies Corporation
10400 Higgins Road, Suite 400
Rosemont, Illinois 60018

Attention:  Secretary

         1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("Optionee") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of Navigation Technologies Corporation (the "Company") under and pursuant to the Stock Option Agreement dated ___________ (the "Option Agreement"). The purchase price for the Shares shall be $__________, as required by the Option Agreement.

         2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares.

         3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         4. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

         5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and

Optionee with respect
to the subject matter hereof, and such agreement is governed by the laws of Delaware except for that body of laws pertaining to conflict of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.



Submitted by:                            Accepted by:

OPTIONEE:                                NAVIGATION TECHNOLOGIES
                                          CORPORATION


Signature                                By


Print Name                               Title

Address                                  Date Accepted

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:          NAVIGATION TECHNOLOGIES CORPORATION

SECURITY:         COMMON STOCK

AMOUNT:

DATE:

         In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

         a. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         b. Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until and increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the securities Act that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

         c. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which in substance, permit limited public resale of

"restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in rule 144(e), and (4) the timely filing of a Form 144, if applicable.

         In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of rule 144, which requires the resale to occur not less than one year after the later of the date the requirements were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

         d. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                          Signature of Optionee:


                                          ----------------------------------

                                          Date:                        ,
                                               ------------------------ -----